            Consent of Independent Registered Public Accounting Firm


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-02513) pertaining to the Univest 1996 Employee Stock Purchase Plan of Univest Corporation of Pennsylvania and in the related Prospectus, in the Registration Statement (Form S-8 No. 333-24987) pertaining to the Univest Corporation of Pennsylvania 1993 Long Term Incentive Plan and in the related Prospectus, and in the Registration Statement (Form S-3 No. 333-02509) pertaining to the Univest Dividend Reinvestment and Stock Purchase Plan of Univest Corporation of Pennsylvania of our report dated February 23, 2004 with respect to the consolidated statements of income, shareholders' equity and cash flows of Univest Corporation of Pennsylvania for the year ended December 31, 2003 included in the Annual Report (Form 10-K) for the year ended December 31, 2005.


                                                      /s/ Ernst & Young LLP

Philadelphia, Pennsylvania
February 28, 2006